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                                                                    EXHIBIT 99.1


                  [SOUTHERN MICHIGAN BANCORP, INC. LETTERHEAD]

                                                           FOR IMMEDIATE RELEASE
                                                    CONTACT: JOHN H. CASTLE, CEO
                                                                  (517) 279-5500


SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES PROGRAM TO BUY BACK SHARES OF COMMON STOCK

         Coldwater, Michigan, February 2, 2004: Southern Michigan Bancorp, Inc. (OTCBB: SOMB) announced today that its Board of Directors has authorized the repurchase of up to 75,000 shares (approximately 4% of the outstanding shares) of the Company's stock through open market or privately negotiated transactions during 2004. Purchases of stock under this new authorization will be funded from the Company's existing capital and operating cash flow. Southern Michigan has approximately 1.76 million shares of common stock issued and outstanding.

                  Southern Michigan Bancorp, Inc. is a holding company and parent company of Southern Michigan Bank and Trust. Southern Michigan operates 11 offices throughout southern Michigan. For more information, please visit our website, www.smb-t.com.

         This press release contains forward looking statements. Investors are cautioned that Southern Michigan may not purchase the entire 75,000 authorized for repurchase. The actual number of shares repurchased may differ due to market conditions and a number of other factors.